SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 16, 2004


                         PARALLEL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


          0-13305                                   75-1971716
(Commission file number )               (IRS employer identification number)


1004 N. Big Spring, Suite 400, Midland, Texas                 79701
(Address of principal executive offices)                    (Zip code)


                                 (432) 684-3727
               (Registrant's telephone number including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.


         On September 16, 2004, Parallel, L.P., a wholly-owned subsidiary of Parallel Petroleum Corporation (collectively, "Parallel"), entered into a Purchase and Sale Agreement with Caprock Oil & Gas, L.P. for the purchase of producing oil and gas properties located in Andrews and Gaines Counties, Texas in the Permian Basin of west Texas. The total purchase price, excluding adjustments, for the properties is $13,146,221. In a separate but related Purchase and Sale Agreement, Parallel, L.P. also agreed to purchase the interests owned by Bradley W. Bunn in the same properties. Bradley W. Bunn is an affiliate and principal of Caprock Oil & Gas, L.P. The total purchase price, excluding adjustments, for the properties owned by Bradley W. Bunn is $767,933. The effective date of both acquisitions will be October 1, 2004. Under terms of both agreements, Parallel L.P. or Parallel Petroleum Corporation will become the operator of the properties.

         Under these Purchase and Sale Agreements, Parallel will acquire approximately 5,360 gross (3,109 net) acres and 67 gross (39 net) producing oil and gas wells.

         The purchase of the properties is scheduled to close on October 15, 2004, subject to customary closing conditions, including title verification, environmental review, the accuracy of the representations and warranties of the parties and the absence of any legal proceedings affecting the transactions contemplated by the Purchase and Sale Agreement.

         The properties were initially offered for sale by Caprock under a competitive bid process. The terms of the definitive purchase and sale agreement resulted from negotiations with Caprock.

         Parallel has no relationship with Caprock, other than in respect of the purchase and sale agreement.

         The purchase price will be financed with loan proceeds drawn under Parallel's revolving credit facility provided by First American Bank, SSB, BNP Paribas and Western National Bank.

         The oil and gas properties to be acquired by Parallel from Caprock will be pledged as additional collateral to further secure the payment and performance of Parallel's indebtedness and obligations under its revolving credit facility.

         At the date of this report, Parallel and the bank lenders are in the process of amending and restating the credit facility to provide for the purchase of the properties from Caprock and Mr. Bunn and for other acquisitions of oil gas properties.

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


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: September 22, 2004


                                    PARALLEL PETROLEUM CORPORATION


                                    By:/s/ Larry C. Oldham
                                    -----------------------------------------
                                       Larry C. Oldham, President






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